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Jim Simonton (614) 870-5014

CORE MOLDING TECHNOLOGIES ANNOUNCES LETTER OF INTENT TO ACQUIRE ASSETS OF CINCINNATI FIBERGLASS

COLUMBUS, Ohio – July 5, 2005 – Core Molding Technologies, Inc. (AMEX: CMT) today announced that it has signed a Letter of Intent to acquire certain assets of the Cincinnati Fiberglass Division (CFG) of Diversified Glass Inc., a privately held manufacturer and distributor of fiberglass reinforced plastic components supplied primarily to the heavy-duty truck market. CFG is based in Batavia, Ohio.

Core has also signed a Letter of Intent to enter into a supply and management agreement with CFG’s major customer, under which Core will acquire certain assets and will support the supply requirements for products currently produced by CFG.

“We believe the acquisition of the certain CFG assets and the supply and management agreement with its major customer will represent an excellent opportunity for Core,” said James L. Simonton, president and chief executive officer. “These agreements align with our revenue growth strategy and the expansion of an important existing customer relationship within the heavy-duty truck industry. The CFG operation also provides Core with greater geographical reach, additional molding capacity and expanded process diversification with their open molding and multiple insert tooling (MIT) resin transfer molding processes.”

Simonton said the Company will not incur any new long-term debt in regards to the acquisition of these assets. The company declined to disclose the purchase price, but noted that CFG’s fiscal year 2004 annual sales were approximately $16 million, primarily in the heavy-duty truck market. As per the Letter of Intent with CFG, Core expects to enter an agreement to lease and operate CFG’s current 100,000 sq. ft. facility upon completing the acquisition.

Core Molding Technologies, Inc. is a compounder of sheet molding composites (SMC) and molder of fiberglass reinforced plastics. The Company’s processing capabilities include the compression molding of SMC, resin transfer molding, spray up and hand lay up processes. The Company produces high quality fiberglass reinforced, molded products and SMC materials for varied markets, including light, medium and heavy-duty trucks, automobiles, automobile aftermarket, personal watercraft and other commercial products. Core Molding Technologies, with its headquarters in Columbus, Ohio, operates plants in Columbus, Gaffney, South Carolina, and Matamoros, Mexico.

This press release contains certain forward-looking statements within the meaning of the federal securities laws. As a general matter, forward-looking statements are those focused upon future plans, objectives or performance as opposed to historical items and include statements of anticipated events or trends and expectations and beliefs relating to matters not historical in nature. Such forward-looking statements involve known and unknown risks and are subject to uncertainties and factors relating to Core Molding Technologies’ operations and business environment, all of which are difficult to predict and many of which are beyond Core Molding Technologies’ control. These uncertainties and factors could cause Core Molding Technologies’ actual results to differ materially from those matters expressed in or implied by such forward-looking statements.

Core Molding Technologies believes that the following factors, among others, could affect its future performance and cause actual results to differ materially from those expressed or implied by forward-looking statements made in this press release: business conditions in the plastics, transportation, watercraft and commercial product industries; general economic conditions in the markets in which Core Molding Technologies operates; dependence upon three major customers as the primary source of Core Molding Technologies’ sales revenues; recent efforts of Core Molding Technologies to expand its customer base; failure of Core Molding Technologies’ suppliers to perform their contractual obligations; the availability of raw materials; inflationary pressures; new technologies; competitive and regulatory matters; labor relations; the loss or inability of Core Molding Technologies to attract key personnel; the availability of capital; the ability of Core Molding Technologies to provide on-time delivery to customers, which may require additional shipping expenses to ensure on-time delivery or otherwise result in late fees; risk of cancellation or rescheduling of orders; and management’s decision to pursue new products or businesses which involve additional costs, risks or capital expenditures.

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